Exhibit 23.2


                           [LOGO] Mintz & Partners LLP


200-1 concorde Gate
North York, ON M3C 4G4

Tel: 416 391-2900
Fax: 416 391-2748
Web site: www.mintzca.com

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in the Registration Statement of Teleplus Enterprises, Inc. and subsidiaries on Form SB-2 of our report dated April 13, 2006, appearing in the Annual Report on Form 10KSB for the two years ended December 31, 2005 and December 31, 2004.

Toronto, Canada
April 13, 2006


/s/ Mintz & Partners, LLP
------------------------------
Mintz & Partners LLP
Chartered Accountants